BROOKWEINER L.L.C.[SM]
Certified Public Accountants • Business Consultants

125 South Wacker Drive • 10th Floor • Chicago, Illinois 60606-4433
Email: bwmail@brookweiner.com • Web: www.brookweiner.com
312.629.0900 • Fax: 312.629.0901

Members of the firm:
Rosanne B. Andersen
Sherwin A. Brook
Gordon M. Johnson
Elwood Kreger
Howard Leon
Donald E. Rattner
Allen D. Sered
David Weinberg
Sheldon Weiner

Robert J. Krawitz
(1942-2002)
Richard A. Sandlow
(1929-2000)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent public accountants, we hereby consent to the use of our report incorporated by reference herein dated July 30, 2012 on the financial statements of the Crescent Large Cap Macro Fund as of March 31, 2012 and for the periods indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information in this post-effective amendment on Form N-1A.

Chicago, Illinois
July 30, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent public accountants, we hereby consent to the use of our report incorporated by reference herein dated July 30, 2012 on the financial statements of the Crescent Strategic Income Fund as of March 31, 2012 and for the periods indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information in this post-effective amendment on Form N-1A.

Chicago, Illinois
July 30, 2012